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            INDENTURE, dated as of March 14, 1997, between Anvil Holdings, Inc., a Delaware corporation ("Holdings") and United States Trust Company of New York, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13% Subordinated Exchange Debentures due 2009 (the "Exchange Debentures"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1  DEFINITIONS

            "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary or is designated a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary or Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback, including any disposition by means of a merger, consolidation or similar transaction and including the issuance, sale or other transfer of any of the capital stock of any Restricted Subsidiary of such Person) other than to Holdings or to any of its Wholly Owned Subsidiaries (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance); and (ii) the issuance of Equity Interests in any Restricted Subsidiaries or the sale of any Equity Interests in any Restricted Subsidiaries, in each case, in one or a series of related transactions, provided, that notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all
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of the assets of Holdings, as permitted pursuant to Section 5.1, (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice, (c) a transfer of assets by Holdings to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to Holdings or to another Wholly Owned Subsidiary, (d) an issuance of Equity Interests by a Wholly Owned Subsidiary to Holdings or to another Wholly Owned Subsidiary, (e) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (f) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (g) Permitted Investments or (h) any cash dividend, distribution, Investment or payment made pursuant to the first or second paragraph of Section 4.9.

            "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

            "Board of Directors" means the Board of Directors of Holdings, or any authorized committee of the Board of Directors.

            "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 85% of all Eligible Receivables, (ii) 60% of all Eligible Raw Materials Inventory, (iii) 50% of Eligible Finished Goods Inventory and (iv) 50% of the fair market value or, if acquired after the date of this Indenture, the acquisition cost, of appraised equipment and real property owned by Holdings and its Restricted Subsidiaries, or such lesser amount as may then constitute the "Borrowing Base" under the New Credit Agreement.

            "BRS" means Bruckmann, Rosser, Sherrill & Co., L.P., a limited partnership formed under the laws of the State of Delaware and its successors.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
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            "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities no more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100.0 million or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100.0 million for direct obligations issued by or fully guaranteed by the United States of America in which Holdings shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b), (c) or (d) hereof.

            "Certificate of Designation" means the certificate of designations of Holdings dated March 13, 1997 relating to the Senior Preferred Stock.

            "Change of Control" means such time as (i) prior to the initial public offering by Holdings or any direct or indirect parent of Holdings of its common stock (other than a public offering pursuant to a registration statement on Form S-8), Permitted Holders cease to have, directly or indirectly, in the aggregate at least 51% of the voting power of the voting stock of Anvil or Holdings or any other direct or indirect parent of Holdings ceases to own, directly or indirectly, 100% of the voting power of the voting stock of Anvil (other than by reason of a merger of Holdings and Anvil) or (ii) after the initial public offering by Holdings or any direct or indirect parent of Anvil of its common stock (other than a public offering pursuant to a registration statement on Form S-8), (A) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by Anvil or Holdings which indicates that, or Anvil or Holdings otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become, directly or indirectly, the "beneficial owner," by way of merger, consolidation or otherwise, of 40% or more of the voting power of the voting stock of Anvil or Holdings on a fully-diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of Anvil or Holdings, as the case may be (whether or not such securities are then currently convertible or exercisable) and (B) such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the voting capital stock of Anvil, calculated on such fully diluted basis, than beneficially owned by the Permitted Holders, or (iii) the sale, lease or transfer of all or substantially all of the assets of Holdings to any person or group (other than the Permitted
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Holders), or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of Anvil or Holdings (together with any new directors whose election by the Board of Directors of Anvil or Holdings or whose nomination for election by the shareholders of Anvil or Holdings, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or was approved by the Permitted Holders) cease for any reason to constitute a majority of the directors of Anvil or Holdings, as the case may be, then in office.

            "Commission" means the Securities and Exchange Commission.

            "Company Order" means a written order or request signed in the name of an Officer and delivered to the Trustee.

            "Consolidated EBITDA" means, with respect to Holdings and its Restricted Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) to the extent deducted from Consolidated Net Income for such period, (x) the Fixed Charges for such period, plus (y) non-cash dividends on Holdings' preferred stock, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of Holdings and its Restricted Subsidiaries required to be reflected as expenses on the books and records of Holdings, minus (v) cash payments with respect to any nonrecurring, non-cash charges previously added back pursuant to clause (iv), and (vi) excluding the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, whether or not distributed to Holdings or one of its Restricted Subsidiaries, (iii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at
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the date of determination permitted without any prior governmental approval
(which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iv) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (v) the cumulative effect of a change in accounting principles shall be excluded, (vi) income or loss attributable to discontinued operations shall be excluded; (vii) any increase in cost of sales or other write-offs resulting from the purchase accounting treatment of any acquisitions shall be excluded; and (viii) all other extraordinary, unusual or nonrecurring gains or losses shall be excluded.

             "Consolidated Net Worth" of a Person at any date means the amount by which the assets of such Person and its consolidated Restricted Subsidiaries (less any revaluation or other write-up subsequent to the date of this Indenture in any such assets (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business)) exceed the sum of
(a) the total liabilities of such Person and its consolidated Restricted Subsidiaries, plus (b) any Disqualified Stock of such Person or any consolidated Restricted Subsidiaries of such Person issued to any Person other than such Person or a Wholly Owned Subsidiary of such Person, in each case determined in accordance with GAAP.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to Holdings.

            "Debenture Custodian" means the Trustee, as custodian with respect to Global Debentures, or any successor entity thereto.

             "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Definitive Exchange Debentures" means Exchange Debentures that are in the form of the Exchange Debenture attached hereto as Exhibit A, that do not include the information called for by footnote 1 thereof.

            "Depositary" means, with respect to the Exchange Debentures issuable or issued in whole or in part in global form, the Person specified in Section
2.3 hereof as the Depositary with respect to the Exchange Debentures, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

            "Designated Senior Debt" means (a) Holdings' guarantee of the Senior Notes and the Senior Indenture, (b) Holdings' guarantee of Indebtedness under the New Credit Agreement and (c) any other Senior Indebtedness permitted to be incurred pursuant to this
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Indenture in a principal amount of not less than $20.0 million designated by
Holdings as Designated Senior Debt.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date which is 91 days after the date that the Exchange Debentures mature.

            "Eligible Finished Goods Inventory" means, as of any date of determination, the gross dollar value (valued at the lower of cost or fair market value (on a first-in, first-out basis)) of all finished goods inventory (including for purposes hereof, finished goods inventory which is in transit back to Holdings or any Restricted Subsidiary) of Holdings or any Restricted Subsidiary less appropriate reserves determined in accordance with GAAP applied on a consistent basis but excluding in any event and without duplication, to the extent not treated accordingly by GAAP, (i) inventory subject to any Lien (other than a Permitted Lien), (ii) inventory which fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or saleable at prices approximating their cost (after taking into account, without duplication, the amount of any reserves for obsolescence, unsaleability or decline in value),
(iv) inventory located outside of the United States (unless in transit back to Holdings or any Restricted Subsidiary), (v) inventory in the possession of domestic contractors (other than Holdings or any Restricted Subsidiary) or other third parties, and (vi) all work in process.

            "Eligible Raw Materials Inventory" means, as of any date of determination, the gross dollar value (valued at the lower of cost or fair market value (on a first-in, first-out basis)) of all raw materials (including for purposes hereof, uncut dyed or greige cloth) of Holdings or any Restricted Subsidiary less appropriate reserves determined in accordance with GAAP applied on a consistent basis but excluding in any event, to the extent not treated accordingly by GAAP and without duplication, (i) inventory subject to any Lien (other than a Permitted Lien), (ii) inventory which fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or saleable at prices approximating their cost (after taking into account, without duplication, the amount of any reserves for obsolescence, unsaleability or decline in value), (iv) inventory located outside of the United States (unless in transit back to Holdings or any Restricted Subsidiary), (v) inventory in the possession of domestic contractors (other than Holdings or any Restricted Subsidiary) or other third parties, and (vi) all work in process (except uncut dyed or greige cloth).

            "Eligible Receivables" means, as of any date of determination, the aggregate gross amount of all accounts receivable, receivables and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business, owned by or owing to Holdings or any Restricted Subsidiary, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with
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Holdings' internal policies and in any event in accordance with GAAP applied on a consistent basis, (hereinafter sometimes referred to collectively as "Receivables"), but excluding, without duplications in any event (i) Receivables subject to a Lien (other than a Permitted Lien), (ii) Receivables which are outstanding more than 90 days from the due date of the original invoice or more than 180 days from the date of shipment, (iii) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of such parties as may be specified in the New Credit Agreement, (iv) Receivables with respect to which the account debtor is not solvent or is the subject of a bankruptcy or insolvency proceedings of any kind, (v) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to such parties as may be specified in the New Credit Agreement),
(vi) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim dispute or other defense, and (vii) Receivables arising out of transactions with Subsidiaries or Affiliates of Holdings.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Indebtedness" means the Indebtedness of Holdings and its Restricted Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

             "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon), and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person payable to a party other than Holdings or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP, but excluding from the calculation of fixed charges
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amortization of financing costs (except to the extent referred to in the parenthetical in clause (i) of this definition).

            "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Holdings or any of its Restricted Subsidiaries incurs, assumes, guarantees or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by Holdings or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Consolidated EBITDA and Indebtedness of the Person which is the subject of any such acquisition, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

            "Global Exchange Debenture" means an Exchange Debenture that contains the paragraph referred to in footnote 1 to the form of the Exchange Debenture attached hereto as Exhibit A.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
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                                                                               9


            "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Holder" means a Person in whose name an Exchange Debenture is registered on the Registrar's books.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person in each case, if held by any Person other than Holdings or a Wholly Owned Subsidiary of Holdings, and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the books of such Person) or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by Holdings for consideration consisting of common equity securities of Holdings or of any direct or indirect parent of Holdings shall not be deemed to be an Investment.

            "Legal Holiday" means a Saturday, a Sunday or a day on which federal offices or banking institutions in the City of New York, in the city of the Corporate Trust Office of
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                                                                              10


the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Maturity Date" means March 15, 2007.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, and before reduction for non-cash preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

            "Net Proceeds" means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and net of any Purchase Money Obligations relating to the assets comprising such Asset Sale.

             "New Credit Agreement" means, collectively, (i) that certain Amended and Restated Credit Agreement, as in effect on the date of this Indenture, by and among Anvil, Holdings, the lenders that may be from time to time parties thereto and NationsBank, N.A., as administrative agent, as the foregoing may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto, including increases in the principal amount thereof (subject to such increases otherwise being in conformity with the terms of this Indenture); and (ii) after NationsBank, N.A., as administrative agent, has acknowledged in writing that the Credit Agreement described in clause (i) above has been terminated and all then outstanding Indebtedness thereunder or with respect thereto have been repaid in full in cash and discharged, any successors to or replacements of (as designated by the Board of Directors of Holdings in its sole judgment, and evidenced by a resolution) such Credit Agreement, as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced, including increases in the principal amount thereof (subject to such increases otherwise being in conformity with the terms of this Indenture).

            "New Stock Option Plan" means Holdings' 1997 Stock Option Plan to be approved by the Board of Directors of Holdings providing for the issuance of options to purchase Common Stock to directors and employees of Holdings, Anvil or its Restricted Subsidiaries which may provide for the grant of options in respect of up to 5% of the fully diluted common stock of Holdings at exercise prices equal to the fair market value thereof on the date of grant or any successor plan thereto.

            "Non-Recourse Debt" means Indebtedness (i) as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of Holdings by two Officers of Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Holdings, that meets the requirements of Section
11.5 hereof.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.5 hereof. The counsel may be an employee of or counsel to Holdings, any Subsidiary of Holdings or the Trustee.

            "Permitted Holders" means, collectively, (i) BRS and its Affiliates, and their respective employees and directors, (ii) 399 Venture and its Affiliates, and their respective employees and directors, (iii) all full-time executive officers of Holdings and its Subsidiaries who acquire Capital Stock of Holdings, and (iv) with respect to any natural persons described in the foregoing clauses (i) through (iii), (A) any spouse, lineal descendant (including by adoption and stepchildren), or sibling of such natural persons and (B) any trust, corporation, limited liability company or partnership, the beneficiaries, members, stockholders or partners of which consist entirely of such natural persons or the individuals described in clause (A) above.

             "Permitted Investments" means (a) any Investments in Holdings or in a Wholly Owned Subsidiary of Holdings and that is engaged in the same or a similar line of business as Holdings and its Restricted Subsidiaries were engaged in on the date of this Indenture and reasonable extensions or expansions thereof; (b) any Investments in Cash Equivalents; (c) Investments by Holdings or any Restricted Subsidiary of Holdings in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of Holdings that is engaged in the same or a similar line of business as Holdings and its Restricted Subsidiaries were engaged in on the date of this Indenture and reasonable extensions or expansions thereof or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Wholly Owned Subsidiary of Holdings that is engaged in the same or a similar line of business as Holdings and its Restricted Subsidiaries were engaged in on the date of this Indenture and reasonable extensions or expansions thereof; (d) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.8 hereof; (e) Investments by Holdings or any Restricted Subsidiary in cash in an aggregate amount not to exceed $10.0 million outstanding at any one time; (f) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Anvil or any Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of Anvil's trade creditors or customers; (g) the contribution of shares of stock or other equity securities of an Unrestricted Subsidiary to another Subsidiary; (h) loans and advances to employees and officers of Anvil and its Restricted Subsidiaries in the ordinary course of business not to exceed an aggregate of $750,000 at any one time outstanding; (i) accounts receivable created or acquired in the ordinary course of business; (j) currency agreements and interest swap obligations entered into in the ordinary course of Anvil's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; and (k) any Investment by Anvil or a Wholly Owned Subsidiary of Anvil in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an Equity Interest.

              "Permitted Liens" means (i) Liens securing (a) Indebtedness permitted by the first paragraph of Section 4.10 hereof and Indebtedness permitted by clause (i), (ii), (iv) or clause (viii) under Section 4.10 hereof and (b) related Hedging Obligations; (ii) Liens in favor of Holdings or any Wholly Owned Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Holdings or any Restricted Subsidiary of Holdings; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings; (iv) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Holdings; (v) Liens on property existing at the time of acquisition thereof by Holdings or any Restricted Subsidiary of Holdings, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted; (x) statutory Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable; (xi) Liens incurred in the ordinary course of business of Holdings or any Restricted Subsidiary of Holdings with respect to obligations that do not exceed $2.5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Holdings or such Restricted Subsidiary; (xii) nonconsensual Liens incurred in the ordinary course of business of any foreign subsidiary that is a Restricted Subsidiary that (a) are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Restricted Subsidiary; (xiii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiv) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Holdings or any of its Restricted Subsidiaries; (xv) Purchase Money Liens (including extensions and renewals thereof); (xvi) judgment and attachment Liens not giving rise to an Event of Default; (xvii) Liens arising out of consignment or similar arrangements for the sale of goods; (xviii) any interest or title of a lessor in property subject to any capital lease obligation or operating lease;
(xix) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xx) Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of Holdings or any of its Restricted Subsidiaries, including rights of offset and set-off, arising in the ordinary course of business; (xxi) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction; and (xxii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods.

            "Permitted Refinancing Indebtedness" means any Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Holdings or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Debentures on terms at least as favorable to the Holders of Exchange Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Holdings or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or other business entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "Public Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the Commission in accordance with the Securities Act of (i) Equity Interests other than Disqualified Stock of Holdings or any successor by merger to Holdings or (ii) of Equity Interests other than Disqualified Stock of Holdings' parent or indirect parent corporation to the extent that the cash proceeds therefrom are contributed to the equity capital of Holdings or are used to purchase Equity Interests (other than Disqualified Stock) of Holdings.

            "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under this Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

            "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from Holdings or any Subsidiary of Holdings in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

            "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

            "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which Holdings or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by Holdings or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment; provided that such transaction or transactions are otherwise permitted by the terms of this Indenture including the provisions set forth in Section 4.8 hereof.

            "Recapitalization" means the series of transactions set forth under "The Recapitalization" in the Offering Memorandum.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "S&P" means Standard & Poor's Ratings Service, a division of The McGraw- Hill Companies, Inc., and its successors.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securitization Entity" means a Wholly Owned Subsidiary of Holdings (or another Person in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any Subsidiary of Holdings transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of Holdings (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Holdings or any Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings nor any Subsidiary of Holdings has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Holdings or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither Holdings nor any Subsidiary of Holdings has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Holdings shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

            "Senior Indebtedness" means (i) all Obligations (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of Holdings, whether outstanding on the date of issuance of the Exchange Debentures or thereafter created, incurred or assumed, of the following types: (A) all Indebtedness of Holdings (including, without limitation, the Senior Notes and borrowings under the New Credit Agreement) for money borrowed, and (B) all Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which Holdings is responsible or liable; (ii) all capitalized lease obligations of Holdings; (iii) all Obligations of Holdings: (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, including, without limitation, any such transaction made pursuant to the New Credit Agreement, (B) constituting Hedging Obligations, or (C) issued as the deferred purchase price of property and all conditional sale

Obligations of Holdings and all Obligations of Holdings under any title retention agreement; (iv) all guarantees of Holdings with respect to Obligations of other persons of the type referred to in clauses (ii) and (iii) and with respect to the payment of dividends of other persons; and (v) all Obligations of Holdings consisting of modifications, renewals, extensions, replacements and refundings of any Obligations described in clauses (i), (ii), (iii) or (iv) unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Obligations are subordinated or junior in right of payment to the Exchange Debentures; provided, however, that Senior Indebtedness shall not be deemed to include: (1) any Obligation of Holdings to any Subsidiary, (2) any liability for federal, state, local or other taxes owed or owing by Holdings, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, guarantee or Obligation of Holdings that is contractually subordinated or junior in any respect to any other Indebtedness, guarantee or Obligation of Holdings, or (5) any Indebtedness to the extent the same is incurred in violation of the Indenture. Senior Indebtedness shall include all Obligations in respect of Holdings' guarantee of the Senior Notes and the Senior Indenture.

            "Senior Indenture" means the indenture dated as of March 14, 1997 by and among Anvil, Holdings, Cottontops, Inc., the other Subsidiary Guarantors (as defined therein) and United States Trust Company of New York, as trustee, as amended or supplemented from time to time.

            "Senior Notes" means the Senior Notes issued by Anvil pursuant to the Senior Indenture.

            "Senior Preferred Stock" means Holdings' 13% Senior Exchangeable Preferred Stock due 2009 issued pursuant to the Certificate of Designation.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Anvil or any Subsidiary of Anvil which are reasonably customary in an accounts receivable or equipment transaction.

            "Subordinated Indebtedness" means all Obligations of the type referred to in clauses (i) through (v) of the definition of Senior Indebtedness, if the instrument creating or evidencing the same, or pursuant to which the same is outstanding, designates such Obligations as subordinated or junior in right of payment to Senior Indebtedness.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "399 Venture" means 399 Venture Partners, Inc., a Delaware corporation, and its successors.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings; (c) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.9. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, Holdings shall be in default of such covenant). The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.10 and (ii) no Default or Event of Default would be in existence following such designation.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of this Indenture.

SECTION 1.2  OTHER DEFINITIONS

                                                                 Defined
            Term                                              in Section
            ----                                              ----------

            "Affiliate Transaction"                                 4.14
            "Agent Members"                                         2.13
            "Asset Sale Offer"                                       4.8
            "Asset Sale Offer Period"                                4.8
            "Asset Sale Offer Amount"                                4.8
            "Asset Sale Purchase Date"                               4.8
            "Bankruptcy Law"                                         6.1
            "Benefitted Party"                                      11.1
            "Change of Control Offer"                                4.7
            "Change of Control Offer Period"                         4.7
            "Change of Control Payment"                              4.7
            "Change of Control Purchase Date"                        4.7
            "Covenant Defeasance"                                    8.3
            "Custodian"                                              6.1
            "Event of Default"                                       6.1
            "Excess Proceeds"                                        4.8
            "incur"                                                 4.10
            "Interest"                                              2.13
            "Legal Defeasance"                                       8.2
            "Notice of Default"                                      6.1
            "Paying Agent"                                           2.3
            "Payment Blockage Notice"                               10.3
            "Payment Default"                                        6.1
            "Registrar"                                              2.3
            "Representative"                                        10.3
            "Restricted Payments"                                    4.9

SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

            Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

            The following Trust Indenture Act terms used in this Indenture have the following meanings:

            "indenture securities" means the Exchange Debentures;

            "indenture security Holder" means a Holder of an Exchange Debenture;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Exchange Debentures means Holdings and any successor thereto.

            All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.4  RULES OF CONSTRUCTION

            Unless the context otherwise requires:

            (1)  a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)  "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5)  provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2
                             THE EXCHANGE DEBENTURES

SECTION 2.1  FORM AND DATING

            The Exchange Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Exchange Debenture shall be dated the date of its authentication. The Exchange Debentures shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Exchange Debentures shall constitute, and are hereby expressly made, a part of this Indenture and Holdings and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Exchange Debentures shall be issued initially in the form of one or more permanent Global Exchange Debentures in registered form, substantially in the form set forth in Exhibit A (including the text referred to in footnote 1 thereto), deposited with, or on behalf of, The Depositary Trust Company (the "Depositary") and registered in the name of Cede & Co. or such other nominee, as nominee of the Depositary. The aggregate principal amount of any Global Exchange Debenture may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary.

SECTION 2.2  EXECUTION AND AUTHENTICATION

            Two Officers shall sign the Exchange Debentures for Holdings by manual or facsimile signature. Holdings' seal shall be reproduced on the Exchange Debentures and may be in facsimile form.

            If an Officer whose signature is on an Exchange Debenture no longer holds that office at the time an Exchange Debenture is authenticated, the Exchange Debenture shall nevertheless be valid.

            An Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Exchange Debenture has been authenticated under this Indenture.

            The Trustee shall, upon a written order of Holdings signed by two Officers, authenticate Exchange Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Exchange Debentures. The aggregate principal amount of Exchange Debentures outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof. The authentication order shall specify which series of Exchange Debentures shall be authenticated and issued.

            The Trustee may appoint an authenticating agent acceptable to Holdings to authenticate Exchange Debentures. An authenticating agent may authenticate Exchange Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holdings or an Affiliate of Holdings.

SECTION 2.3  REGISTRAR AND PAYING AGENT

            Holdings shall maintain an office or agency where Exchange Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Exchange Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Exchange Debentures and of their transfer and exchange. Holdings may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Holdings may change any Paying Agent or Registrar without notice to any Holder. Holdings shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If Holdings fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Holdings or any of its Subsidiaries may act as Paying Agent or Registrar.

            Holdings initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Exchange Debentures.

SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST

            Holdings shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Exchange Debentures, and shall notify the Trustee of any default by Holdings in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Holdings at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holdings or a Subsidiary) shall have no further liability for the money. If Holdings or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Holdings, the Trustee shall serve as Paying Agent for the Exchange Debentures.

SECTION 2.5  HOLDER LISTS

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, Holdings shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the

Trustee may reasonably require of the names and addresses of the Holders of Exchange Debentures, and Holdings shall otherwise comply with TIA ss. 312(a).

SECTION 2.6  TRANSFER AND EXCHANGE

            (a) Subject to the provisions of Sections 2.13, when Exchange Debentures are presented to the Registrar with a request to register the transfer of such Exchange Debentures or to exchange such Exchange Debentures for an equal principal amount of Exchange Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction are met; provided, however, that the Exchange Debentures surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Holdings and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, Holdings shall execute and the Trustee shall authenticate Exchange Debentures at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but Holdings may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10 or 9.5).

            Any Holder of the Global Exchange Debenture shall, by acceptance of such Global Exchange Debenture, agree that transfers of beneficial interests in such Global Exchange Debenture may be effected only through a book-entry system maintained by the Holder of such Global Exchange Debenture (or its agent), and that ownership of a beneficial interest in the Global Exchange Debenture shall be required to be reflected in a book-entry system.

SECTION 2.7  REPLACEMENT EXCHANGE DEBENTURES

            If any mutilated Exchange Debenture is surrendered to the Trustee, or Holdings and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Exchange Debenture, Holdings shall issue and the Trustee, upon the written order of Holdings signed by two Officers of Holdings, shall authenticate a replacement Exchange Debenture if the Trustee's requirements are met. If required by the Trustee or Holdings, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Holdings to protect Holdings, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if an Exchange Debenture is replaced. Holdings may charge for its expenses in replacing an Exchange Debenture.

            Every replacement Exchange Debenture is an additional obligation of Holdings and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Exchange Debentures duly issued hereunder.

SECTION 2.8  OUTSTANDING EXCHANGE DEBENTURES

            The Exchange Debentures outstanding at any time are all the Exchange Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Exchange Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, an Exchange Debenture does not cease to be outstanding because Holdings or an Affiliate of Holdings holds the Exchange Debenture.

            If an Exchange Debenture is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Exchange Debenture is held by a bona fide purchaser.

            If the principal amount of any Exchange Debenture is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than Holdings, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Exchange Debentures payable on that date, then on and after that date such Exchange Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9  TREASURY EXCHANGE DEBENTURES

            In determining whether the Holders of the required principal amount of Exchange Debentures have concurred in any direction, waiver or consent, Exchange Debentures owned by Holdings, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Holdings, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchange Debentures that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10  TEMPORARY EXCHANGE DEBENTURES

            Until definitive Exchange Debentures are ready for delivery, Holdings may prepare and the Trustee shall authenticate temporary Exchange Debentures upon a written order of Holdings signed by two Officers of Holdings. Temporary Exchange Debentures shall be substantially in the form of definitive Exchange Debentures but may have variations that Holdings considers appropriate for temporary Exchange Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, Holdings shall prepare and the Trustee shall authenticate definitive Exchange Debentures in exchange for temporary Exchange Debentures.

            Holders of temporary Exchange Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.11  CANCELLATION

            Holdings at any time may deliver Exchange Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Exchange Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Exchange Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Exchange Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Exchange Debentures shall be delivered to Holdings. Holdings may not issue new Exchange Debentures to replace Exchange Debentures that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST

            If Holdings defaults in a payment of interest on the Exchange Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Exchange Debentures and in Section 4.1 hereof. Holdings shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Exchange Debenture and the date of the proposed payment. Holdings shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, Holdings (or, upon the written request of Holdings, the Trustee in the name and at the expense of Holdings) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13  BOOK-ENTRY PROVISIONS FOR GLOBAL EXCHANGE DEBENTURES

            (a) The Global Exchange Debentures initially shall (i) be registered in the name of Cede & Co., as the nominee of the Depositary.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Exchange Debenture held on their behalf by the Depositary, or the Trustee as the Debenture Custodian, or under the Global Exchange Debenture, and the Depositary may be treated by Holdings, the Trustee and any agent of Holdings or the Trustee as the absolute owner of the Global Exchange Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Holdings, the Trustee or any agent of Holdings or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Exchange Debenture.

            (b) Transfers of Global Exchange Debentures shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees.

Interests of beneficial owners in the Global Exchange Debentures (each an "Interest") may be transferred to one beneficial owner to another Agent Member or exchanged for Definitive Exchange Debentures in accordance with the rules and procedures of the Depositary and the provisions of this Indenture. In addition, Definitive Exchange Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Exchange Debentures if (i) the Depositary for the Exchange Debentures notifies Holdings that the Depositary is unwilling or unable to continue as Depositary for the Global Exchange Debentures and a successor Depositary for the Global Exchange Debentures is not appointed by Holdings within 90 days after delivery of such notice; or (ii) Holdings, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Exchange Debentures under this Indenture, then Holdings shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Exchange Debentures in an aggregate principal amount equal to the principal amount of the Global Exchange Debentures in exchange for such Global Exchange Debentures.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Exchange Debenture to beneficial owners taking a Definitive Exchange Debenture pursuant to paragraph (b), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Exchange Debenture in an amount equal to the principal amount of the beneficial interest in the Global Exchange Debenture to be transferred, and Holdings shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Exchange Debentures of like tenor and amount.

            (d) In connection with the transfer of any Interest from one beneficial owner to another Agent Member not taking a Definitive Exchange Debenture, but an Interest, pursuant to paragraph (b), the Depositary shall reflect on its books and records the date, the name of the transferor and transferee, and the amount of the Interest transferred.

            (e) In connection with the transfer of Global Exchange Debentures as an entirety to beneficial owners pursuant to the second sentence of paragraph
(b), the Global Exchange Debentures shall be deemed to be surrendered to the Trustee for cancellation, and Holdings shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Exchange Debentures, an equal aggregate principal amount of Definitive Exchange Debentures of authorized denominations.

            (f) The Holder of any Global Exchange Debenture may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Exchange Debentures.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.1  NOTICES TO TRUSTEE

            If Holdings elects to redeem Exchange Debentures pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Exchange Debentures to be redeemed and (iv) the redemption price.

SECTION 3.2  SELECTION OF EXCHANGE DEBENTURES TO BE REDEEMED

            If less than all of the Exchange Debentures are to be redeemed at any time, selection of the Exchange Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed or, if the Exchange Debentures are not so listed, on a pro rata basis, by lot or by such method as the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Exchange Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Exchange Debentures not previously called for redemption.

            The Trustee shall promptly notify Holdings in writing of the Exchange Debentures selected for redemption and, in the case of any Exchange Debenture selected for partial redemption, the portion of the principal amount thereof to be redeemed. Exchange Debentures and portions of Exchange Debentures selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Exchange Debentures of a Holder are to be redeemed, the entire outstanding amount of Exchange Debentures held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Exchange Debentures called for redemption also apply to portions of Exchange Debentures called for redemption.

SECTION 3.3  NOTICE OF REDEMPTION

            At least 30 days but not more than 60 days before a redemption date, Holdings shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Exchange Debentures are to be redeemed at its registered address.

            The notice shall identify the Exchange Debentures to be redeemed and shall state:

            (a)  the redemption date;

            (b)  the redemption price;

            (c) if any Exchange Debenture is being redeemed in part, the portion of the principal amount of such Exchange Debenture to be redeemed and that, after the redemption date upon surrender of such Exchange Debenture, a new Exchange Debenture or Exchange Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Exchange Debenture;

            (d)  the name and address of the Paying Agent;

            (e) that Exchange Debentures called for redemption (other than a Global Exchange Debenture) must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless Holdings defaults in making such redemption payment, interest on Exchange Debentures called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Exchange Debentures and/or Section of this Indenture pursuant to which the Exchange Debentures called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Exchange Debentures.

            At Holdings' request, the Trustee shall give the notice of redemption in Holdings' name and at its expense; provided, however, that Holdings shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION

            Once notice of redemption is mailed in accordance with Section 3.3 hereof, Exchange Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5  DEPOSIT OF REDEMPTION PRICE

            One Business Day prior to the redemption date, Holdings shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Exchange Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to Holdings any money deposited with the Trustee or the Paying Agent by Holdings in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Exchange Debentures to be redeemed.

            If Holdings complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Exchange Debentures or the portions of Exchange Debentures called for redemption. If an Exchange Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Exchange Debenture was registered at the close of business on such record date. If any Exchange Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of Holdings to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Exchange Debentures and in
Section 4.1 hereof.

SECTION 3.6  EXCHANGE DEBENTURES REDEEMED IN PART

            Upon surrender of an Exchange Debenture that is redeemed in part, Holdings shall issue and, upon Holdings' written request, the Trustee shall authenticate for the Holder at the expense of Holdings a new Exchange Debenture equal in principal amount to the unredeemed portion of the Exchange Debenture surrendered. The records of the Registrar and the Depositary shall reflect any partial redemption of any Global Exchange Debenture.

SECTION 3.7  OPTIONAL REDEMPTION

            (a) Except as set forth in clause (b) of this Section 3.7, the Exchange Debentures shall not be redeemable at Holdings' option prior to March 15, 2002. Thereafter, the Exchange Debentures shall be subject to redemption for cash at the option of Holdings, in whole or in part, upon not less than 30 nor more than 60 days' notice to each holder of Exchange Debentures to be redeemed at the following redemption prices (expressed as percentages of principal amount thereof) if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below, in each case together with any accrued and unpaid interest thereon to the applicable redemption date:

            Year                                 Percentage

            2002..............................
            106.500%
            2003..............................
            104.333%
            2004..............................
            102.167%
            2005 and thereafter...............     100.000%

            (b) Notwithstanding the provisions of clause (a) of this Section 3.7, Holdings may at any time (but shall not have the obligation to) redeem the Exchange Debentures, in whole or in part, at a redemption price of 113% of the principal amount thereof, plus an amount in cash equal to all accrued and unpaid interest thereon to the redemption date, with the net proceeds of a Public Equity Offering; provided that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

            (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8  NO MANDATORY REDEMPTION

               Except as set forth in Section 4.7, Holdings shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Exchange Debentures prior to the Maturity Date.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1  PAYMENT OF EXCHANGE DEBENTURES

            Holdings shall pay or cause to be paid the principal of, premium, if any, and interest on the Exchange Debentures on the dates and in the manner provided in the Exchange Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Holdings or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Holdings in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

            Holdings shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Exchange Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY

            Holdings shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Exchange Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Holdings in respect of the Exchange Debentures and this Indenture may be served. Holdings shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            Holdings may also from time to time designate one or more other offices or agencies where the Exchange Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Holdings shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            Holdings hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Holdings in accordance with Section 2.3 hereof.

SECTION 4.3  REPORTS

            (a) Whether or not required by the rules and regulations of the Commission, so long as any Exchange Debentures are outstanding, Holdings shall furnish to all Holders of Exchange Debentures within 15 days after it is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the certified independent accountants of Holdings and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings was required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Holdings shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and shall promptly make such information available to securities analysts and prospective investors upon request.

            (b) For so long as any Exchange Debentures remain outstanding, Holdings shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4  COMPLIANCE CERTIFICATE

            (a) Holdings shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Holdings and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Holdings has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Holdings is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Exchange Debentures is prohibited or if such event has occurred, a description of the event and what action Holdings is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) hereof shall be accompanied by a written statement of the independent public accountants of Holdings (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that Holdings have violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) Holdings shall, so long as any of the Exchange Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Holdings is taking or proposes to take with respect thereto.

SECTION 4.5  TAXES

            Holdings shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Exchange Debentures.

SECTION 4.6  STAY, EXTENSION AND USURY LAWS

            Holdings covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7  CHANGE OF CONTROL

            Upon the occurrence of a Change of Control, each Holder of Exchange Debentures shall have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus an amount in cash equal to accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Holdings shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Debentures pursuant to the procedures required by this Indenture and described in such notice. Holdings shall comply with the requirements of Rule 14e-1 under the Exchange

Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Debentures as a result of a Change of Control.

            The Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Change of Control Purchase Date"), Holdings shall purchase all Exchange Debentures validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Exchange Debentures so purchased shall be made in the same manner as interest payments are made on the Exchange Debentures.

            If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name an Exchange Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Exchange Debentures pursuant to the Change of Control Offer.

            Upon the commencement of a Change of Control Offer, Holdings shall send, by first class mail, a notice to each of the Holders, with a copy of each such notice to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Exchange Debentures pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (a) that the Change of Control Offer is being made pursuant to this covenant and the length of time the Change of Control Offer shall remain open;

                  (b) the purchase price and the Change of Control Purchase
      Date;

                  (c) that any Exchange Debenture not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless Holdings defaults in making such payment, any Exchange Debenture accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Purchase Date;

                  (e) that Holders electing to have an Exchange Debenture purchased pursuant to any Change of Control Offer shall be required to surrender the Exchange Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Debenture completed, or transfer by book-entry transfer, to Holdings, a depositary, if appointed by Holdings, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Purchase Date; and

                  (f) that Holders shall be entitled to withdraw their election if Holdings, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Exchange Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Exchange Debenture purchased.

            On the Change of Control Purchase Date, Holdings shall, to the extent lawful, (1) accept for payment all Exchange Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Debentures or portions thereof being purchased by Holdings. The Paying Agent shall promptly mail to each Holder of Exchange Debentures so tendered the Change of Control Payment for such Exchange Debentures, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any; provided that each such new Exchange Debenture shall be in a principal amount of $1,000 or an integral multiple thereof. Holdings will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

SECTION 4.8 ASSET SALES

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale in excess of $2.0 million unless (i) Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to Holdings (or the Restricted Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, and
(ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of Holdings or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Debentures, or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by Holdings or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdings may apply such Net Proceeds (a) to reduce permanently long-term Indebtedness of a Restricted Subsidiary, (b) to reduce permanently Indebtedness (and, in the case of revolving Indebtedness, to reduce permanently the commitments) under the New Credit Agreement, or (c) to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the same or a similar line of business as Holdings was engaged in on the date of this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph shall be deemed to constitute "Excess Proceeds." On the earlier of (i) the 366th day after an Asset Sale or (ii) such date as the Board of Holdings or the Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale in the manner set forth in
(a), (b) or (c), if the aggregate amount of Excess Proceeds exceeds $7.5 million, Holdings will be required to make an offer to all Holders of Exchange Debentures (an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Exchange Debentures tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holdings may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Debentures surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Debentures to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Holdings shall purchase the principal amount of Exchange Debentures required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Exchange Debentures tendered in response to the Asset Sale Offer. Payment for any Exchange Debentures so purchased shall be made in the same manner as interest payments are made on the Exchange Debentures.

            If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name an Exchange Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Exchange Debentures pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, Holdings shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Exchange Debentures pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (a) that the Asset Sale Offer is being made pursuant to this covenant and the length of time the Asset Sale Offer shall remain open;

            (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

            (c) that any Exchange Debenture not tendered or accepted for payment shall continue to accrete or accrue interest;

            (d) that, unless Holdings defaults in making such payment, any Exchange Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

            (e) that Holders electing to have an Exchange Debenture purchased pursuant to any Asset Sale Offer shall be required to surrender the Exchange Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Debenture completed, or transfer by book-entry transfer, to Holdings, a depositary, if appointed by Holdings, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

            (f) that Holders shall be entitled to withdraw their election if Holdings, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Exchange Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Exchange Debenture purchased;

            (g) that, if the aggregate principal amount of Exchange Debentures surrendered by Holders exceeds the Asset Sale Offer Amount, Holdings shall select the Exchange Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Exchange Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (h) that Holders whose Exchange Debentures were purchased only in part shall be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered (or transferred by book-entry transfer).

            On or before the Asset Sale Purchase Date, Holdings shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Exchange Debentures or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Exchange Debentures tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Exchange Debentures or portions thereof were accepted for payment by Holdings in accordance with the terms of this covenant. Holdings, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Exchange Debentures tendered by such Holder and accepted by Holdings for purchase, and Holdings shall promptly issue a new Exchange Debenture, and the Trustee, upon delivery of an Officers' Certificate from Holdings, shall authenticate and mail or deliver such new Exchange Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Exchange Debenture surrendered. Any Exchange Debenture not so accepted shall be promptly mailed or delivered by Holdings to the Holder thereof. Holdings shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date. Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Debentures pursuant to any Asset Sale Offer.

SECTION 4.9  RESTRICTED PAYMENTS

             Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of Holdings' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings or dividends or distributions payable to Holdings or any Wholly Owned Subsidiary of Holdings); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings or other Affiliate or Restricted Subsidiary of Holdings; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Debentures, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted
Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (b) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
      Section 4.10; and

            (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the date of this Indenture, is less than the sum of, without duplication, (i) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) to the extent not included in the amount described in clause (i) above, 100% of the aggregate net cash proceeds received after the date of this Indenture by Holdings from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of Holdings or of debt securities of Holdings that have been converted into, or cancelled in exchange for,

      Equity Interests of Holdings (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary or an Unrestricted Subsidiary of Holdings and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock and less the amount of any loans made pursuant to clause (vi) of the next succeeding paragraph), plus (iii) 100% of any cash dividends received by Holdings or a Wholly Owned Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of Holdings, plus (iv) 100% of the cash proceeds realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person) following the date of this Indenture, plus (v) to the extent that any Restricted Investment that was made after the date of this Indenture is sold to an unaffiliated purchaser for cash or otherwise liquidated or repaid for cash, the cash proceeds realized with respect to such Restricted Investment (less the cost of disposition, if any).

            The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Holdings) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of Holdings (other than Disqualified Stock); (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Holdings in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Holdings) of, or from substantially concurrent additional capital contributions in respect of, other Equity Interests of Holdings (other than any Disqualified Stock); (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from (X) an incurrence of Permitted Refinancing Indebtedness or (Y) the substantially concurrent sale (other than to a Subsidiary of Holdings) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of Holdings (other than Disqualified Stock); (v) the declaration or payment of any dividend to Holdings for, or the direct repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Restricted Subsidiary of Holdings held by any member of Holdings' (or any of its Restricted Subsidiaries') management pursuant to any management agreement, stock option agreement or plan or stockholders agreement; provided that (X) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any fiscal year (plus any amount available for such payments hereunder since the date of this Indenture which have not been used for such purpose) or (Y) $8.0 million in the aggregate (in each case, net of the cash proceeds received by Holdings from subsequent reissuances of such Equity Interests to new members of management); (vi) loans to members of management of Holdings or any Restricted Subsidiary the proceeds of which are used for a concurrent purchase of Equity Interests of Holdings and a capital contribution in an amount equal to such proceeds to Holdings; (vii) payments in connection with the application of the net proceeds of the Recapitalization as set forth under "Use of Proceeds" in the Offering Memorandum; (viii) payments to Holdings in respect of accounting, legal or other administrative expenses incurred by Holdings relating to the operations of Holdings in the ordinary course of business and in respect of fees and related expenses associated with registration statements filed with the Commission and subsequent ongoing public reporting requirements arising from the issuance of the Holdings' guarantee of the Senior Notes, the Senior Preferred Stock and the Exchange Debentures; provided that the aggregate amount of such payments does not exceed $500,000 in any fiscal year; (ix) so long as Holdings files consolidated income tax returns which include Anvil, payments to Holdings in an amount equal to the amount of income tax that Anvil would have paid if it had filed consolidated tax returns on a separate-company basis; (x) payments of director's fees and the reasonable expenses of its directors in an aggregate amount not to exceed $125,000 per year (including indemnification obligations and professional fees and expenses) by Holdings and payments to Holdings in respect thereof; (xi) payments to Holdings in an amount not to exceed $200,000 in aggregate to enable Holdings to make payments to holders of its Capital Stock in lieu of issuing fractional shares thereof; (xii) any payments on the Senior Preferred Stock in connection with the exchange thereof into Exchange Debentures; (xiii) the acquisition and issuance of Senior Preferred Stock by Holdings in connection with the exchange offer contemplated by the Registration Rights Agreement; (xiv) the making of any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Debentures out of Excess Proceeds available for general corporate purposes after consummation of purchases of Exchange Debentures pursuant to an Asset Sale Offer; (xv) the declaration and payment of any dividend or the making of any other distribution for the purpose of funding any payment in respect of or repurchase or redemption of the Senior Preferred Stock or the Exchange Debentures; and (xvi) the repurchase of the Senior Preferred Stock or the Exchange Debentures in connection with an offer required to be made therefor in connection with a Change of Control provided that Anvil has previously paid all amounts required to be paid in connection with any Change of Control Offer for the Senior Notes; provided however that in the case of any transaction described in clauses (i), (ii), (iii), (iv) and (v) no Default or Event of Default will have occurred and be continuing immediately after such transaction. In determining the aggregate amount of Restricted Payments made after the date of hereof, 100% of the amounts expended pursuant to the foregoing clauses (ii), (iii), (iv)(Y), (v) and (vi) shall be included in such calculation and none of the amounts expended pursuant to the foregoing clauses (i), (iv)(X), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv) and (xvi) shall be included in such calculation.

            As of the date of this Indenture, all of Holdings' Subsidiaries were Restricted Subsidiaries. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

            The amount of all Restricted Payments (other than cash) shall be the greater of (i) book value and (ii) fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, Holdings shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculation required by this covenant were computed, which calculations may be based upon Holdings' latest available financial statements.

SECTION 4.10  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries and Unrestricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that Holdings shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Holdings and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if: (i) the Fixed Charge Coverage Ratio for Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been (A) at any time prior to March 15, 1999, at least 2.00 to 1 and (B) at any time thereafter, at least 2.25 to 1, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, that no guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by Holdings or a Restricted Subsidiary pursuant to this paragraph.

            The foregoing provisions shall not apply to:

            (i) the incurrence by Holdings and its Restricted Subsidiaries of Indebtedness and letters of credit pursuant to the New Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holdings or the relevant Restricted Subsidiary thereunder) in a maximum principal amount outstanding at any one time not to exceed $55.0 million (or in the event of any refinancing of the Indebtedness under the New Credit Agreement, the greater of $55.0 million or the Borrowing Base) (1) less the amount of all mandatory principal payments actually made by Holdings in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replaced credit agreement) and (2) in the case of the revolving credit facility, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

            (ii) the incurrence by Holdings and its Restricted Subsidiaries of the Existing Indebtedness;

            (iii) the incurrence by Anvil and Holdings of Indebtedness represented by the Senior Notes and Holdings' guarantee thereof and the incurrence by Holdings of the Indebtedness represented by the Exchange Debentures;

            (iv) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of Holdings or such Restricted Subsidiary, in an aggregate principal amount not to exceed $7.5 million at any time outstanding;

            (v) the incurrence by Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

            (vi) the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holdings and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Subsidiary, as the case may be;

            (vii) the incurrence by Holdings or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be incurred;

            (viii) the incurrence by Holdings and its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $20.0 million; provided that such Indebtedness incurred by foreign subsidiaries that are Restricted Subsidiaries shall not exceed an aggregate principal amount at any time outstanding of $7.5 million.

            (ix) the incurrence by Holdings' Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Holdings;

            (x) Indebtedness incurred by Holdings or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in connection with the disposition of any business, assets or Restricted Subsidiary of Holdings (other than guarantees or similar credit support by Holdings or any of its Restricted Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of Holdings in good faith) actually received by Holdings or any of its Restricted Subsidiaries in connection with such disposition; and

            (xi) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is non-recourse to Holdings or any Subsidiary of Holdings (except Standard Securitization Undertakings); provided, however, that the amount of Indebtedness outstanding under clause (i) above and this clause (xi) shall not in the aggregate exceed $55.0 million at any time outstanding (or in the event of a refinancing of the Indebtedness under the New Credit Agreement, the greater of $55.0 million or the Borrowing Base).

             Notwithstanding any other provision of this covenant, a guarantee of Indebtedness permitted by the terms of this Indenture at the time such Indebtedness was incurred shall not constitute a separate incurrence of Indebtedness.

SECTION 4.11  SALE AND LEASEBACK TRANSACTIONS

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Holdings or any Restricted Subsidiary may enter into a sale and leaseback transaction if (i) Holdings or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (ii) the net cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.8 hereof.

SECTION 4.12  LIENS

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens. In addition, Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Subordinated Indebtedness on any asset or property of Holdings or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Exchange Debentures are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

SECTION 4.13 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to Holdings or any of its Restricted Subsidiaries, (ii) make loans or advances to Holdings or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the New Credit Agreement as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the date of this Indenture, (c) the Senior Preferred Stock, the Certificate of Designations, the Exchange Debentures and this Indenture, (d) applicable law, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that the Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (f) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of this Indenture; provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien, (i) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contract or (j) Indebtedness or other contractual requirements of a Securitization Entity in connection with a

Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity.

SECTION 4.14  TRANSACTIONS WITH AFFILIATES

            Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person and (ii) Holdings delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of this Indenture involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $7.5 million, an opinion as to the fairness to Holdings or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the following shall not be deemed to be Affiliate Transactions: (o) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers and directors of Holdings or any Restricted Subsidiary as determined in good faith by the appropriate Board of Directors or senior management; (p) the provision of administrative or management services by Holdings or any of its officers to Holdings or any of its Restricted Subsidiaries in the ordinary course of business consistent with past practice; (q) transactions between Holdings or one or more of its Restricted Subsidiaries and the relevant Securitization Entity effected as part of a Qualified Securitization Transaction; (r) any agreement as in effect as of the date of this Indenture (including, without limitation, the New Credit Agreement) or any amendment thereto or any transactions contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders of Exchange Debentures in any material respect than the original agreement as in effect on the date of this Indenture; (s) payments or loans to employees or consultants which are approved by the Board of Directors of Holdings in good faith; (t) the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of this Indenture and any similar agreement which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of obligations under any similar agreement entered into after the date of this Indenture shall only be permitted by this clause (t) to the extent that the terms of any such new agreement are not otherwise disadvantageous to the Holders of the Exchange Debentures in any material respect; (u) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (v) any employment agreement entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Holdings or such Restricted Subsidiary (including, without limitation, any such employment agreements entered into prior to the date of this Indenture), (w) the granting of stock options to employees and directors of Holdings and its Restricted Subsidiaries in accordance with the New Stock Option Plan at exercise prices equal to the fair market value of the Common Stock and the issuance of Common Stock upon the exercise of such options; (x) transactions between or among Holdings and/or its Wholly Owned Subsidiaries, (y) (i) the payment of customary management, consulting and advisory fees and related expenses to 399 Venture and BRS and their Affiliates not to exceed an aggregate of $750,000 per year and (ii) payments by Anvil or any of its Restricted Subsidiaries to 399 Venture and BRS and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of Anvil, Holdings or such Restricted Subsidiary in good faith not to exceed an aggregate of $750,000 per year; and (z) transactions permitted by
Section 4.9.

SECTION 4.15  LINE OF BUSINESS

            Holdings shall not, and shall not permit any Restricted Subsidiary to, engage in any line of business which is not the same, similar, ancillary, complementary or related to the businesses in which Holdings is engaged on the date of this Indenture.

SECTION 4.16  CORPORATE EXISTENCE

            Subject to Article 5 hereof, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Holdings and its Subsidiaries; provided, however, that Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Exchange Debentures.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.1  MERGER, CONSOLIDATION OR SALE OF ASSETS

            Holdings shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not Holdings is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets determined on a consolidated basis for Holdings and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another corporation, Person or entity unless (i) Holdings is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Holdings) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Holdings, under the Exchange Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) Holdings or the entity or Person formed by or surviving any such consolidation or merger (if other than Holdings), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10; and (v) Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters; provided, however, that the requirement set forth in clause (iv) above shall not apply to a merger between Holdings and any Wholly Owned Subsidiary or to any merger between Wholly Owned Subsidiaries.

SECTION 5.2  SUCCESSOR CORPORATION SUBSTITUTED

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holdings in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which Holdings is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Holdings" shall refer instead to the successor corporation and not to Holdings), and may exercise every right and power of Holdings under this Indenture with the same effect as if such successor Person had been named as Holdings herein; provided, however, that the predecessor of Holdings shall not be relieved from the obligation to pay the principal of and interest on the Exchange Debentures except in the case of a sale of all of Holdings' assets that meets the requirements of Section 5.1 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.1  EVENTS OF DEFAULT

            An "Event of Default" occurs if:

            (1) Holdings defaults in the payment of interest on any Exchange Debenture when the same becomes due and payable and the Default continues for a period of 30 days;

            (2) Holdings defaults in the payment of the principal of or premium, if any, on any Exchange Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

            (3) Holdings fails to observe or perform any covenant, condition or agreement on the part of Holdings to be observed or performed pursuant to Sections 4.7, 4.8, 4.9, 4.10, 4.11 or 5.1 hereof;

            (4) Holdings fails to comply with any of its other agreements or covenants in, or provisions of, the Exchange Debentures or this Indenture and the Default continues for the period and after the notice specified below;

            (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries or Holdings (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries or Holdings), whether such Indebtedness or guarantee now exists or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of any other such Indebtedness prior to its express maturity and, in each case, the principal amount of any other such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

            (6) a final judgment or final judgments for the payment of money (not fully covered by insurance) are entered by a court or courts of competent jurisdiction against Holdings or any of its Restricted Subsidiaries or Holdings and such judgment or judgments remain undischarged and unpaid for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged and unpaid judgments exceeds $4.0 million;

            (7) Holdings or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (a) commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (d) makes a general assignment for the benefit of its
            creditors, or

                  (e) generally is not paying its debts as they become due; or

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against Holdings or any Subsidiary in an involuntary case, or

                  (b) appoints a Custodian of Holdings or any Subsidiary or for all or substantially all of the property of Holdings or any Subsidiary, or

                  (c) orders the liquidation of Holdings or any Subsidiary,

                  (d) and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            An Event of Default shall not be deemed to have occurred under clause (3), (5) or (6) until the Trustee shall have received written notice from Holdings or any of the Holders or unless a Responsible Officer shall have obtained actual knowledge of such Event of Default. A Default under clause (4) is not an Event of Default until the Trustee notifies Holdings, or the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures notify Holdings and the Trustee, of the Default and Holdings does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2  ACCELERATION

            If an Event of Default (other than an Event of Default specified in clauses (7) and (8) of Section 6.1 relating to Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to Holdings, or the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures by written notice to Holdings and the Trustee may declare the unpaid principal of and any accrued interest on all the Exchange Debentures to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately (together with the premium referred to in Section 6.1, if applicable). If an Event of Default specified in clause (7) or (8) of Section 6.1 relating to Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Exchange Debentures by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. The Trustee may withhold from Holders of the Exchange Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

SECTION 6.3  OTHER REMEDIES

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Exchange Debentures or to enforce the performance of any provision of the Exchange Debentures or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Exchange Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of an Exchange Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4  WAIVER OF PAST DEFAULTS

            Holders of not less than a majority in aggregate principal amount of the then outstanding Exchange Debentures by notice to the Trustee may on behalf of the Holders of all of the Exchange Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Exchange Debentures (including in connection with an offer to purchase)(provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of

Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5  CONTROL BY MAJORITY

            Holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Exchange Debentures or that may involve the Trustee in personal liability.

SECTION 6.6  LIMITATION ON SUITS

            A Holder of an Exchange Debenture may pursue a remedy with respect to this Indenture or the Exchange Debentures only if:

            (a) the Holder of an Exchange Debenture gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures make a written request to the Trustee to pursue the remedy;

            (c) such Holder of an Exchange Debenture or Holders of Exchange Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Exchange Debentures do not give the Trustee a direction inconsistent with the request.

A Holder of an Exchange Debenture may not use this Indenture to prejudice the rights of another Holder of an Exchange Debenture or to obtain a preference or priority over another Holder of an Exchange Debenture.

SECTION 6.7  RIGHTS OF HOLDERS OF EXCHANGE DEBENTURES TO RECEIVE PAYMENT

            Notwithstanding any other provision of this Indenture, the right of any Holder of an Exchange Debenture to receive payment of principal, premium, if any, and interest on the Exchange Debenture, on or after the respective due dates expressed in the Exchange Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8  COLLECTION SUIT BY TRUSTEE

            If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Holdings for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Exchange Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Exchange Debentures allowed in any judicial proceedings relative to Holdings (or any other obligor upon the Exchange Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Exchange Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Exchange Debentures for amounts due and unpaid on the Exchange Debentures for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Exchange Debentures for principal, premium, if any and interest, respectively; and

            Third: to Holdings or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Exchange Debentures pursuant to this Section 6.10.

SECTION 6.11  UNDERTAKING FOR COSTS

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of an Exchange Debenture pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Exchange Debentures.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1  DUTIES OF TRUSTEE

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b)  Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Holdings. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2  RIGHTS OF TRUSTEE

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture and subject to Section 7.2(b), any demand, request, direction or notice from Holdings shall be sufficient if signed by an Officer of Holdings.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of Holdings' covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.

            (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Holdings personally or by agent or attorney.

SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE

            The Trustee in its individual or any other capacity may become the owner or pledgee of Exchange Debentures and may otherwise deal with Holdings or any Affiliate of Holdings with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4  TRUSTEE'S DISCLAIMER

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Exchange Debentures, it shall not be accountable for Holdings' use of the proceeds from the Exchange Debentures or any money paid to Holdings or upon Holdings' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Exchange Debentures or any other document in connection with the sale of the Exchange Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5  NOTICE OF DEFAULTS

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Exchange Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Exchange Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Exchange Debentures.

SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS OF THE EXCHANGE DEBENTURES

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Exchange Debentures remain outstanding, the Trustee shall mail to the Holders of the Exchange Debentures a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to the Holders of Exchange Debentures shall be mailed to Holdings and filed with the Commission and each stock exchange on which the Exchange Debentures are listed in accordance with TIA ss. 313(d). Holdings shall promptly notify the Trustee when the Exchange Debentures are listed on any stock exchange.

SECTION 7.7  COMPENSATION AND INDEMNITY

            Holdings shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            Holdings shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Holdings (including this Section 7.7) and defending itself against any claim (whether asserted by Holdings or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify Holdings promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Holdings shall not relieve Holdings of its obligations hereunder. Holdings shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Holdings shall pay the reasonable fees and expenses of such counsel. Holdings need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of Holdings under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

            To secure Holdings' payment obligations in this Section, the Trustee shall have a Lien prior to the Exchange Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Exchange Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(9) or 6.1(10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.8  REPLACEMENT OF TRUSTEE

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Holdings. The Holders of Exchange Debentures of a majority in principal amount of the then outstanding Exchange Debentures may remove the Trustee by so notifying the Trustee and Holdings in writing. Holdings may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Holdings shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Exchange Debentures may appoint a successor Trustee to replace the successor Trustee appointed by Holdings.

            If a successor Trustee does not take office within 60 days after the retiring Trustee notifies Holdings of its resignation or is removed, the retiring Trustee, Holdings, or the Holders of Exchange Debentures of at least 10% in principal amount of the then outstanding Exchange Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of an Exchange Debenture who has been a Holder of an Exchange Debenture for at least six months, fails to comply with Section 7.10, such Holder of an Exchange Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Exchange Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, Holdings' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST HOLDINGS

            The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

            Holdings may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Exchange Debentures upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.2  LEGAL DEFEASANCE AND DISCHARGE

            Upon Holdings' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Exchange Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Holdings shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Exchange Debentures and this Indenture (and the Trustee, on demand of and at the expense of Holdings, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Exchange Debentures to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Exchange Debentures when such payments are due, (b) Holdings' obligations with respect to such Exchange Debentures under
Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Holdings' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, Holdings may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3  COVENANT DEFEASANCE

            Upon Holdings' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14 and 4.15 hereof with respect to the outstanding Exchange Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Exchange Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Exchange Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Exchange Debentures, Holdings may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Exchange Debentures shall be unaffected thereby. In addition, upon Holdings' exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(5) and 6.1(6) hereof shall not constitute Events of Default.

SECTION 8.4  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

            The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Exchange Debentures:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Debentures on the stated maturity date for payment thereof or on the applicable redemption date, as the case may be, and Holdings must specify whether the Exchange Debentures are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.2 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.3 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Exchange Debentures pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.1(7) or 6.1(8) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound, including, without limitation, the New Credit Agreement;

            (f) Holdings shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) Holdings shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders over any other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding any other creditors of Holdings; and

            (h) Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

            Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Exchange Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Exchange Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including Holdings acting as Paying Agent) as the Trustee may determine, to the Holders of such Exchange Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to Holdings from time to time upon the request of Holdings any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6  REPAYMENT TO HOLDINGS

            Any money deposited with the Trustee or any Paying Agent, or then held by Holdings, in trust for the payment of the principal of, premium, if any, or interest on any Exchange Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to Holdings on its request or (if then held by Holdings) shall be discharged from such trust; and the Holder of such Exchange
Debenture shall thereafter, as a creditor, look only to Holdings for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Holdings as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Holdings cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Holdings.

SECTION 8.7  REINSTATEMENT

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Holdings' obligations under this Indenture and the Exchange Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if Holdings makes any payment of principal of, premium, if any, or interest on any Exchange Debenture following the reinstatement of its obligations, Holdings shall be subrogated to the rights of the Holders of such Exchange Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1  WITHOUT CONSENT OF HOLDERS OF EXCHANGE DEBENTURES

            Notwithstanding Section 9.2 of this Indenture, Holdings and the Trustee may amend or supplement this Indenture or the Exchange Debentures without the consent of any Holder of an Exchange Debenture:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures;

            (c) to provide for the assumption of Holdings' obligations to the Holders of the Exchange Debentures in the case of a merger or consolidation pursuant to Article Five hereof;

            (d) to make any change that would provide any additional rights or benefits to the Holders of the Exchange Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Exchange Debentures; or

            (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

            Upon the request of Holdings accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with Holdings in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2  WITH CONSENT OF HOLDERS OF EXCHANGE DEBENTURES

            Except as provided below in this Section 9.2, Holdings and the Trustee may amend or supplement this Indenture (including Sections 4.7 and 4.8 hereof) and the Exchange Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Exchange Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures).

            Upon the request of Holdings accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Exchange Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with Holdings in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Exchange Debentures under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, Holdings shall mail to the Holders of Exchange Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding may waive compliance in a particular instance by Holdings with any provision of this Indenture or the Exchange Debentures. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Debentures held by a non-consenting Holder):

            (a) reduce the principal amount of Exchange Debentures whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Exchange Debenture or alter or waive any of the provisions with respect to the redemption of the Exchange Debentures, except as provided above with respect to Sections 4.7 and 4.8 hereof;

            (c) reduce the rate of or change the time for payment of interest, including default interest, on any Exchange Debenture;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Debentures (except a rescission of acceleration of the Exchange Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Exchange Debentures and a waiver of the payment default that resulted from such acceleration);

            (e) make any Exchange Debenture payable in money other than that stated in the Exchange Debentures;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Debentures to receive payments of principal of, premium, if any, or interest on the Exchange Debentures;

            (g) waive a redemption payment with respect to any Exchange
      Debenture;

            (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions; or

            (i) make any change to Article 10 which would adversely affect the Holders of the Exchange Debentures.

            Notwithstanding anything to the contrary contained herein, the provisions of Article 10 may not be amended or modified without the prior consent, authorization or approval by all holders of Designated Senior Debt.

SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT

            Every amendment or supplement to this Indenture or the Exchange Debentures shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of an Exchange Debenture is a continuing consent by the Holder of an Exchange Debenture and every subsequent Holder of an Exchange Debenture or portion of an Exchange Debenture that evidences the same debt as the consenting Holder's Exchange Debenture, even if notation of the consent is not made on any Exchange Debenture. However, any such Holder of an Exchange Debenture or subsequent Holder of an Exchange Debenture may revoke the consent as to its Exchange Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5  NOTATION ON OR EXCHANGE OF EXCHANGE DEBENTURES

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Exchange Debenture thereafter authenticated. Holdings in exchange for all Exchange Debentures may issue and the Trustee shall authenticate new Exchange Debentures that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Exchange Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Holdings may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.1  AGREEMENT TO SUBORDINATE

            Holdings agrees, and each Holder by accepting an Exchange Debenture agrees, that the Indebtedness evidenced by, and all other obligations in respect of, each Exchange Debenture is subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full of all existing and future Senior Indebtedness (where outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) of Holdings, and that the subordination is for the benefit of the holders of such Senior Indebtedness.

SECTION 10.2  LIQUIDATION; DISSOLUTION; BANKRUPTCY

            Upon (a) any distribution to creditors of Holdings in a liquidation or dissolution of Holdings or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Holdings or its property or (b) an assignment for the benefit of creditors or any marshalling of Holdings' assets and liabilities:

                  (i) the holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Holders of the Exchange Debentures shall be entitled to receive any payment with respect to the Exchange Debentures (except that Holders of the Exchange Debentures may receive securities that are subordinated, at least to the same extent as the Exchange Debentures, to (A) Senior Indebtedness and
            (B) any securities issued in exchange for Senior Indebtedness); and

                  (ii) until all Obligations with respect to Senior Indebtedness
            (as provided in clause (i) above) are paid in full, any distribution to which Holders of the Exchange Debentures would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness (except that holders of the Exchange Debentures may receive securities that are subordinated, at least to the same extent as the Exchange Debentures, to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness), as their interest may appear.

SECTION 10.3  DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS

            Holdings shall not make any payment or distribution to the Trustee or any Holder of Exchange Debentures upon or in respect of Obligations with respect to the Exchange Debentures and may not acquire from the Trustee or any Holder of Exchange Debentures any Exchange Debentures for cash or property (other than securities that are subordinated, at least to the same extent as the Exchange Debentures, to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

                  (a) a default in the payment of any principal, premium, if any, interest or other Obligations with respect to any Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt (whether upon maturity, as a result of acceleration or otherwise); or

                  (b) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity, and Holdings and the Trustee receive a notice of such default (a "Payment Blockage Notice") from the holders, or from the trustee, agent or other representative (the "Representative") of the holders, of any such Designated Senior Debt. If the Trustee receives any such notice, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this Section 10.3. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

            Holdings may and shall resume payments on and distributions in respect of the Exchange Debentures and may acquire them upon the earlier of:

                  (i) the date upon which the default is cured or waived, or

                  (ii) in the case of a default referred to in clause (b) of this Section 10.03. 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated,

if this Article 10 otherwise permits such payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.4  ACCELERATION OF SECURITIES

            If payment of the Exchange Debentures is accelerated because of an Event of Default, Holdings shall promptly notify holders of Senior Indebtedness of such acceleration.

SECTION 10.5  WHEN DISTRIBUTION MUST BE PAID OVER

            In the event that the Trustee or any Holder of Exchange Debentures receives any payment of any Obligations with respect to the Exchange Debentures at a time when a Trust Officer of the Trustee has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder of Exchange Debentures in trust for the benefit of, and shall be paid forthwith over and delivered upon written request to, the holders of Senior Indebtedness (or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued), as their respective interests may appear, for applications to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            If a distribution is made to the Trustee or any Holder of Exchange Debentures that because of this Article 10 should not have been made to it, the Trustee or such Holder of Exchange Debentures who receives the distribution shall hold it in trust for the benefit of, and upon written request pay it over to, the holders of Senior Indebtedness (or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued), as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Exchange Debentures or Holdings or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.6  NOTICE BY HOLDINGS

            Holdings shall promptly notify the Trustee and the Paying Agent of any facts known to Holdings that would cause a payment of any Obligations with respect to the Exchange Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Exchange Debentures to Senior Indebtedness as provided in this Article 10.

SECTION 10.7  SUBROGATION

            After all Senior Indebtedness is paid in full and until the Exchange Debentures are paid in full, Holders of the Exchange Debentures shall be subrogated (equally and ratably with all other indebtedness pari passu with the Exchange Debentures) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of the Exchange Debentures have been applied to the payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders of the Exchange Debentures is not, as between Holdings and Holders of the Exchange Debentures, a payment by Holdings on the Exchange Debentures.

SECTION 10.8  RELATIVE RIGHTS

            This Article 10 defines the relative rights of Holders of the Exchange Debentures and holders of Senior Indebtedness.

            Nothing in this Indenture shall:

                  (a) impair, as between Holdings and Holders of the Exchange
            Debentures, the obligation of Holdings, which is absolute and unconditional, to pay principal of and interest on the Exchange Debentures in accordance with their terms;

                  (b) affect the relative rights of Holders of the Exchange
            Debentures and creditors of Holdings other than their rights in relation to holders of Senior Indebtedness; or

                  (c) prevent the Trustee or any Holder of Exchange Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of the Exchange Debentures.

            If Holdings fails because of this Article 10 to pay principal of or interest on Exchange Debenture on the due date, such failure shall still constitute a Default or Event of Default.

SECTION 10.9  SUBORDINATION MAY NOT BE IMPAIRED BY HOLDINGS

            No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Exchange Debentures shall be impaired by any act or failure to act by Holdings or any Holder of the Exchange Debentures or by the failure of Holdings any Holder of the Exchange Debentures to comply with this Indenture.

SECTION 10.10  DISTRIBUTION OR NOTICE TO REPRESENTATIVE

            Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of Holdings referred to in this Article 10, the Trustee and the Holders of the Exchange Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Exchange Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11  RIGHTS OF TRUSTEE AND PAYING AGENT

            Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payment son the Exchange Debentures, unless the Trustee shall have received, at least five Business Days prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Exchange Debentures to violate this Article 10. Only Holdings or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12  AUTHORIZATION TO EFFECT SUBORDINATION

            Each Holder of Exchange Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Exchange Debentures.

SECTION 10.13  AMENDMENTS

            The provisions of this Article 10 (including the related definitions) shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.1  TRUST INDENTURE ACT CONTROLS

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.2  NOTICES

            Any notice or communication by Holdings or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

            If to Holdings:

            Anvil Knitwear, Inc.
            228 East 45th Street
            New York, New York 10017
            Attention:  Jacob Hollander
            Telephone No.:  (212) 476-0352
            Telecopier No.:  (212) 885-9411

            If to the Trustee:

            United States Trust Company of New York
            114 West 47th Street, 25th Floor
            New York, New York  10036
            Attention:  Corporate Trust Administration
            Telephone No.:  (212) 852-1676
            Telecopier No.: (212) 852-1626

            Holdings or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If Holdings mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3 COMMUNICATION BY HOLDERS OF EXCHANGE DEBENTURES WITH OTHER HOLDERS OF EXCHANGE DEBENTURES

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Exchange Debentures. Holdings, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

            Upon any request or application by Holdings to the Trustee to take any action under this Indenture, Holdings, upon request, shall furnish to the
Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.6  RULES BY TRUSTEE AND AGENTS

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable N requirements for its functions.

SECTION 11.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

            No past, present or future director, officer, employee, incorporator or stockholder of Holdings, as such, shall have any liability for any obligations of Holdings under the Exchange Debentures, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an Exchange Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Debentures.

SECTION 11.8  GOVERNING LAW

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE EXCHANGE DEBENTURES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 11.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of Holdings or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10  SUCCESSORS

            All agreements of Holdings in this Indenture and the Exchange Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11  SEVERABILITY

            In case any provision in this Indenture or in the Exchange Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12  COUNTERPART ORIGINALS

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13  TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, as of the date first written above.


                                       ANVIL HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:


                                       UNITED STATES TRUST COMPANY
                                            OF NEW YORK


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                                                       Exhibit A
                          (Face of Exchange Debenture)

                  13% Subordinated Exchange Debentures due 2009

                              ANVIL HOLDINGS, INC.

CUSIP No.
No.                                                                 $___________

            ANVIL HOLDINGS, INC. promises to pay to _______________________ or registered assigns, the principal sum of _______________________________ Dollars on March 15, 2009.

           Interest Payment Dates:  March 15 and September 15

           Record Dates:  March 1 and September 1

           Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisons shall for all purposes have the same effect as if set forth at this place.

                                       Dated:

                                       ANVIL HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Certificate of Authentication:

This is one of the Exchange Debentures
referred to in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY
OF NEW YORK, as Trustee

By:
   -----------------------------------
         Authorized Signatory
Dated:

            [Unless and until it is exchanged in whole or in part for Exchange Debentures in definitive form, this Exchange Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of [The Depository Trust Company (55 Water Street, New York, New York) ("DTC")], to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [Cede & Co.] or such other name as may be requested by an authorized representative of DTC (and any payment is made to [Cede & Co.] or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, [Cede & Co.], has an interest herein.](1)

                          (Back of Exchange Debenture)

                  13% Subordinated Exchange Debentures due 2009

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. Interest. Anvil Holdings, Inc., a Delaware corporation ("Holdings") promises to pay interest on the principal amount of this Exchange Debenture at 13% per annum from date of issue until maturity. Holdings will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Exchange Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Exchange Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Holdings shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

----------
(1) This paragraph should be included only if the Senior Note is issued in global form.

            2. Method of Payment. Holdings will pay interest on the Exchange Debentures (except defaulted interest) to the Persons who are registered Holders of Exchange Debentures at the close of business on the March 1 or September next preceding the Interest Payment Date, even if such Exchange Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Exchange Debentures will be payable as to principal, premium and interest at the office or agency of Holdings maintained for such purpose within the City and State of New York, or, at the option of Holdings, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Exchange Debentures and all other Exchange Debentures the Holders of which shall have provided wire transfer instructions to Holdings or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar. Holdings may change any Paying Agent or Registrar without notice to any Holder. Holdings or any of its Subsidiaries may act in any such capacity.

            4. Indenture. Holdings issued the Exchange Debentures under an Indenture dated as of March 14, 1997 ("Indenture") among Holdings and the Trustee. The terms of the Exchange Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Exchange Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Exchange Debentures are unsecured obligations of Holdings limited to $57.5 million in aggregate principal amount.

            5. Optional Redemption.

            (a) Except as set forth in clause 5(b) of this Exchange Debenture, the Exchange Debentures will not be redeemable at Holdings' option prior to March 15, 2002. Thereafter, the Exchange Debentures will be subject to redemption for cash at the option of Holdings, in whole or in part, upon not less than 30 nor more than 60 days' notice, to each holder of Exchange Debentures to be redeemed at the following redemption prices (expressed as percentages of principal amount thereof), if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below, in each case together with any accrued and unpaid interest thereon to the applicable redemption date:

      Year                                   Percentage

      2002..................................  106.500%
      2003..................................  104.333%
      2004 .................................  102.167%
      2005 and thereafter...................  100.000%

            (b) Notwithstanding the provisions of clause 5(a) of this Exchange Debenture, Holdings may at any time (but shall not have the obligation to) redeem the Exchange Debentures, in whole or in part, at a redemption price of 113% of the principal amount thereof, plus an amount in cash equal to all accrued and unpaid interest thereon to the redemption date, with the net proceeds of a Public Equity Offering; provided that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

            (c) Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Exchange Debentures are to be redeemed at its registered address. Exchange Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Exchange Debentures held by a Holder are to be redeemed. Unless Holdings defaults in making such redemption payment, on and after the redemption date interest ceases to accrue on Exchange Debentures or portions thereof called for redemption.

            6. Mandatory Redemption.

            Holdings shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Exchange Debentures prior to the maturity date.

            7. Repurchase at Option of Holder.

            (a) Upon the occurrence of a Change of Control, each Holder of Exchange Debentures will have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus an amount in cash equal to all accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Holdings will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Debentures pursuant to the procedures required by the Indenture and described in such notice. Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Debentures as a result of a Change of Control. On the Change of Control Purchase Date, Holdings will, to the extent lawful, (1) accept for payment all Exchange Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Debentures or portions thereof being purchased by Holdings. The Paying Agent will promptly mail to each Holder of Exchange Debentures so tendered the Change of Control Payment for such Exchange Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any; provided that each such new Exchange Debenture will be in a principal amount of $1,000 or an integral multiple thereof. Holdings will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

            (b) Holdings will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale in excess of $2.0 million unless (i) Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to Holdings (or the Restricted Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, and
(ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of Holdings or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Debentures, or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by Holdings or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdings may apply such Net Proceeds (a) to reduce permanently long-term Indebtedness of a Restricted Subsidiary, (b) to reduce permanently Indebtedness (and, in the case of revolving Indebtedness, to reduce permanently the commitments) under the New Credit Agreement, or (c) to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the same or a similar line of business as Holdings was engaged in on the date of the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." On the earlier of (i) the 366th day after an Asset Sale or (ii) such date as the Board of Holdings or the Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale in the manner set forth in (a), (b) or (c), if the aggregate amount of Excess Proceeds exceeds $7.5 million, Holdings will be required to make an offer to all Holders of Exchange Debentures (an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Exchange Debentures tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holdings may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Debentures surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Debentures to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            8. Denominations, Transfer, Exchange. The Exchange Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Exchange Debentures may be registered and Exchange Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holdings need not exchange or register the transfer of any Exchange Debenture or portion of an Exchange Debenture selected for redemption, except for the unredeemed portion of any Exchange Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Exchange Debentures for a period of 15 days before a selection of Exchange Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            9. Persons Deemed Owners. The registered Holder of an Exchange Debenture may be treated as its owner for all purposes.

            10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Exchange Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for Exchange Debentures), and any existing default or compliance with any provision of the Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Debentures. Without the consent of any Holder of an Exchange Debenture, the Indenture or the Exchange Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures, to provide for the assumption of Holdings' obligations to Holders of the Exchange Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Exchange

Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Notwithstanding anything to the contrary contained herein or in the Indenture, the subordination provisions relating to this Exchange Debenture may not be amended or modified without the prior consent, authorization or approval by all holders of Designated Senior Debt.

            11. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Exchange Debentures; (ii) default in payment when due of the principal of or premium, if any, on the Exchange Debentures; (iii) failure by Holdings to comply with Section 4.7, 4.8, 4.9, 4.10, 4.11 or 5.1 of the Indenture; (iv) failure by Holdings for 60 days after notice to comply with any of its other agreements in the Indenture or the Exchange Debentures; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries or Holdings (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries or Holdings) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more; (vi) failure by Holdings or any of its Restricted Subsidiaries or Holdings to pay final judgments aggregating in excess of $4.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to Holdings or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures may declare all the Exchange Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Exchange Debentures will become due and payable without further action or notice. Holders of the Exchange Debentures may not enforce the Indenture or the Exchange Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of and premium, if any, on the Exchange Debentures. Holdings is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Holdings is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            12. Trustee Dealings with Holdings. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holdings or its Affiliates, and may otherwise deal with Holdings or its Affiliates, as if it were not the Trustee.

            13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of Holdings, as such, shall not have any liability for any obligations of Holdings under the Exchange Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an Exchange Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Exchange Debentures.

            14. Subordination. Each Holder by accepting an Exchange Debenture agrees that the Indebtedness evidenced by such Exchange Debenture is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of the principal of, and premium if any, and accrued and unpaid interest on, all existing and future Senior Indebtedness (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

            15. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS EXCHANGE DEBENTURE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

            16. Authentication. This Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Exchange Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Exchange Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Anvil Holdings, Inc.
            228 East 45th Street
            New York, New York 10017
            Attention:  Jacob Hollander
            Telephone No.:   (212) 476-0352
            Telecopier No.:  (212) 885-9411

                     SCHEDULE OF CHANGES IN PRINCIPAL AMOUNT
                          OF GLOBAL EXCHANGE DEBENTURE

            The following changes in the principal amount of this Global Exchange Debenture have been recorded:

                                                                           Principal Amount of this
                        Amount of decrease in    Amount of increase in         Global Security              Signature of
                          Principal Amount of      Principal Amount of     following such decrease     authorized officer of
Date of Transaction      this Global Security     this Global Security           (or increase)                Trustee
-------------------      --------------------     --------------------     -------------------------          -------


                                 ASSIGNMENT FORM

For value received, I or we assign and transfer this Exchange Debenture to

_______________________________________________________________

_______________________________________________________________
(Print or type name, address and zip code of assignee)

_______________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ________________________ agent to transfer this Exchange Debenture on the books of Holdings. The agent may substitute another to act for him.

                       Option of Holder to Elect Purchase

      If you want to elect to have this Exchange Debenture purchased by Holdings pursuant to Section 4.7 or 4.8 of the Indenture, check the box below:

             Section 4.7       Section 4.8

      If you want to elect to have only part of the Exchange Debenture purchased by Holdings pursuant to Section 4.7 or Section 4.8 of the Indenture, state the amount you elect to have purchased: $__________________

Date:____________________   Your Signature:_____________________________________
                      (Sign exactly as your name appears on the Exchange Debenture)

                      Tax Identification No.:___________________________________


Signature Guarantee.

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                             Indenture Section
---------------                                           -----------------

310(a)(1)   ................................................ 7.10
   (a)(2)   ................................................ 7.10
   (a)(3)   ................................................ N.A.
   (a)(4)   ................................................ N.A.
   (b)      ................................................ 7.8; 7.10; 11.2
   (c)      ................................................ N.A.
311(a)      ................................................ 7.11
   (b)      ................................................ 7.11
   (c)      ................................................ N.A.
312(a)      ................................................ 2.5
   (b)      ................................................ 11.3
   (c)      ................................................ 11.3
313(a)      ................................................ 7.6
   (b)(1)   ................................................ N.A.
   (b)(2)   ................................................ 7.6
   (c)      ................................................ 7.6; 11.2
   (d)      ................................................ 7.6
314(a)      .................................................4.9; 11.2
   (b)      ................................................ N.A.
   (c)(1)   ................................................ 11.4
   (c)(2)   ................................................ 7.2; 11.4
   (c)(3)   ................................................ N.A.
   (d)      ................................................ N.A.
   (e)      ................................................ 11.5
   (f)      ................................................ N.A.
315(a)      ................................................ 7.1(2)
   (b)      ................................................ 7.5; 11.2
   (c)      ................................................ 7.1(1)
   (d)      ................................................ 7.1(3)
   (e)      ................................................ 6.11
316(a)(last sentence) ...................................... 2.9
   (a)(1)(A) ............................................... 6.5
   (a)(1)(B) ............................................... 6.4
   (a)(2)   ................................................ N.A.
   (b)      ................................................ 6.7
317(a)(1)   ................................................ 6.8
   (a)(2)   ................................................ 6.9
   (b)      ................................................ 2.4
318(a)      ................................................ 11.1

----------
N.A. means not applicable.
*  This Cross-Reference is not part of the Indenture.

                                                                  EXECUTION COPY

================================================================================


                              ANVIL HOLDINGS, INC.,

                                    as Issuer


                                   $57,500,000

                  13% Subordinated Exchange Debentures due 2009

                                 ---------------


                                    INDENTURE


                           Dated as of March 14, 1997


                                 ---------------


                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee

================================================================================

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE..............................  1
      SECTION 1.1  DEFINITIONS.............................................  1
      SECTION 1.2  OTHER DEFINITIONS....................................... 19
      SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST
                      INDENTURE ACT........................................ 20
      SECTION 1.4  RULES OF CONSTRUCTION................................... 20

                                   ARTICLE 2
                            THE EXCHANGE DEBENTURES........................ 21
      SECTION 2.1  FORM AND DATING......................................... 21
      SECTION 2.2  EXECUTION AND AUTHENTICATION............................ 21
      SECTION 2.3  REGISTRAR AND PAYING AGENT.............................. 22
      SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST..................... 22
      SECTION 2.5  HOLDER LISTS............................................ 22
      SECTION 2.6  TRANSFER AND EXCHANGE................................... 23
      SECTION 2.7  REPLACEMENT EXCHANGE DEBENTURES......................... 23
      SECTION 2.8  OUTSTANDING EXCHANGE DEBENTURES......................... 24
      SECTION 2.9  TREASURY EXCHANGE DEBENTURES............................ 24
      SECTION 2.10 TEMPORARY EXCHANGE DEBENTURES........................... 24
      SECTION 2.11 CANCELLATION............................................ 25
      SECTION 2.12 DEFAULTED INTEREST...................................... 25
      SECTION 2.13 BOOK-ENTRY PROVISIONS FOR GLOBAL EXCHANGE
                     DEBENTURES............................................ 25

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT....................... 27
      SECTION 3.1  NOTICES TO TRUSTEE...................................... 27
      SECTION 3.2  SELECTION OF EXCHANGE DEBENTURES TO BE
                      REDEEMED............................................. 27
      SECTION 3.3  NOTICE OF REDEMPTION.................................... 27
      SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION.......................... 28
      SECTION 3.5  DEPOSIT OF REDEMPTION PRICE............................. 28
      SECTION 3.6  EXCHANGE DEBENTURES REDEEMED IN PART.................... 29
      SECTION 3.7  OPTIONAL REDEMPTION..................................... 29
      SECTION 3.8  NO MANDATORY REDEMPTION................................. 30

                                   ARTICLE 4
                                   COVENANTS............................... 30
      SECTION 4.1  PAYMENT OF EXCHANGE DEBENTURES.......................... 30
      SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY......................... 30
      SECTION 4.3  REPORTS  ............................................... 31

                                                                           Page
                                                                           ----

      SECTION 4.4  COMPLIANCE CERTIFICATE.................................. 31
      SECTION 4.5  TAXES................................................... 32
      SECTION 4.6  STAY, EXTENSION AND USURY LAWS.......................... 32
      SECTION 4.7  CHANGE OF CONTROL....................................... 32
      SECTION 4.8  ASSET SALES............................................. 34
      SECTION 4.9  RESTRICTED PAYMENTS..................................... 37
      SECTION 4.10 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
                     PREFERRED STOCK....................................... 40
      SECTION 4.11 SALE AND LEASEBACK TRANSACTIONS......................... 42
      SECTION 4.12 LIENS................................................... 42
      SECTION 4.13 DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                     AFFECTING RESTRICTED SUBSIDIARIES..................... 43
      SECTION 4.14 TRANSACTIONS WITH AFFILIATES............................ 44
      SECTION 4.15 LINE OF BUSINESS........................................ 45
      SECTION 4.16 CORPORATE EXISTENCE .................................... 45

                                   ARTICLE 5
                                  SUCCESSORS............................... 46
      SECTION 5.1  MERGER, CONSOLIDATION OR SALE OF ASSETS................. 46
      SECTION 5.2  SUCCESSOR CORPORATION SUBSTITUTED....................... 46

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES......................... 47
      SECTION 6.1  EVENTS OF DEFAULT....................................... 47
      SECTION 6.2  ACCELERATION............................................ 48
      SECTION 6.3  OTHER REMEDIES.......................................... 49
      SECTION 6.4  WAIVER OF PAST DEFAULTS................................. 49
      SECTION 6.5  CONTROL BY MAJORITY..................................... 50
      SECTION 6.6  LIMITATION ON SUITS..................................... 50
      SECTION 6.7  RIGHTS OF HOLDERS OF EXCHANGE DEBENTURES TO
                      RECEIVE PAYMENT...................................... 50
      SECTION 6.8  COLLECTION SUIT BY TRUSTEE.............................. 51
      SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM........................ 51
      SECTION 6.10 PRIORITIES.............................................. 51
      SECTION 6.11 UNDERTAKING FOR COSTS................................... 52

                                   ARTICLE 7
                                    TRUSTEE................................ 52
      SECTION 7.1  DUTIES OF TRUSTEE....................................... 52
      SECTION 7.2  RIGHTS OF TRUSTEE....................................... 53
      SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE............................ 54
      SECTION 7.4  TRUSTEE'S DISCLAIMER.................................... 54
      SECTION 7.5  NOTICE OF DEFAULTS...................................... 55

                                                                           Page
                                                                           ----

      SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS OF THE
                      EXCHANGE DEBENTURES.................................. 55
      SECTION 7.7  COMPENSATION AND INDEMNITY.............................. 55
      SECTION 7.8  REPLACEMENT OF TRUSTEE.................................. 56
      SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC........................ 57
      SECTION 7.10 ELIGIBILITY; DISQUALIFICATION........................... 57
      SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS
                      AGAINST HOLDINGS..................................... 58

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE................ 58
      SECTION 8.1  OPTION TO EFFECT LEGAL DEFEASANCE
                      OR COVENANT DEFEASANCE............................... 58
      SECTION 8.2  LEGAL DEFEASANCE AND DISCHARGE.......................... 58
      SECTION 8.3  COVENANT DEFEASANCE..................................... 59
      SECTION 8.4  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.............. 59
      SECTION 8.5  DEPOSITED MONEY AND GOVERNMENT SECURITIES
                      TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                      PROVISIONS........................................... 60
      SECTION 8.6  REPAYMENT TO HOLDINGS................................... 61
      SECTION 8.7  REINSTATEMENT........................................... 61

                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER.................... 61
      SECTION 9.1  WITHOUT CONSENT OF HOLDERS OF EXCHANGE
                      DEBENTURES........................................... 61
      SECTION 9.2  WITH CONSENT OF HOLDERS OF EXCHANGE
                      DEBENTURES........................................... 61
      SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT..................... 64
      SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS....................... 64
      SECTION 9.5  NOTATION ON OR EXCHANGE OF EXCHANGE
                      DEBENTURES........................................... 65
      SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC......................... 65

                                  ARTICLE 10
                                 SUBORDINATION............................. 66
      SECTION 10.1 AGREEMENT TO SUBORDINATE................................ 66
      SECTION 10.2 LIQUIDATION; DISSOLUTION; BANKRUPTCY.................... 66
      SECTION 10.3 DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS............... 66
      SECTION 10.4 ACCELERATION OF SECURITIES.............................. 67
      SECTION 10.5 WHEN DISTRIBUTION MUST BE PAID OVER..................... 67
      SECTION 10.6 NOTICE BY HOLDINGS...................................... 68
      SECTION 10.7 SUBROGATION............................................. 68
      SECTION 10.8 RELATIVE RIGHTS......................................... 69

                                                                           Page
                                                                           ----

      SECTION 10.9  SUBORDINATION MAY NOT BE IMPAIRED BY
                      HOLDINGS............................................. 69
      SECTION 10.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE............... 69
      SECTION 10.11 RIGHTS OF TRUSTEE AND PAYING AGENT..................... 70
      SECTION 10.12 AUTHORIZATION TO EFFECT SUBORDINATION.................. 70
      SECTION 10.13 AMENDMENTS............................................. 70

                                  ARTICLE 11
                                 MISCELLANEOUS............................. 70
      SECTION 11.1  TRUST INDENTURE ACT CONTROLS........................... 70
      SECTION 11.2  NOTICES................................................ 70
      SECTION 11.3  COMMUNICATION BY HOLDERS OF EXCHANGE
                      DEBENTURES WITH OTHER HOLDERS OF..................... 72
      SECTION 11.4  CERTIFICATE AND OPINION AS TO CONDITIONS
                      PRECEDENT............................................ 72
      SECTION 11.5  STATEMENTS REQUIRED IN CERTIFICATE OR
                      OPINION.............................................. 72
      SECTION 11.6  RULES BY TRUSTEE AND AGENTS............................ 73
      SECTION 11.7  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                      EMPLOYEES AND STOCKHOLDERS........................... 73
      SECTION 11.8  GOVERNING LAW.......................................... 73
      SECTION 11.9  NO ADVERSE INTERPRETATION OF OTHER
                      AGREEMENTS........................................... 73
      SECTION 11.10 SUCCESSORS............................................. 73
      SECTION 11.11 SEVERABILITY........................................... 73
      SECTION 11.12 COUNTERPART ORIGINALS.................................. 73
      SECTION 11.13 TABLE OF CONTENTS, HEADINGS, ETC....................... 74


EXHIBITS

EXHIBIT A             FORM OF EXCHANGE DEBENTURE